Exhibit 99.2

Senseonics Holdings Announces $50.0 Million Registered Direct Offering of Common Stock

January 17, 2021

GERMANTOWN, Md.--(BUSINESS WIRE) -- Senseonics Holdings, Inc. (NYSE American: SENS), a medical technology company focused on the development and commercialization of long-term, implantable continuous glucose monitoring (CGM) systems for people with diabetes, today announced that it has entered into securities purchase agreements with several healthcare-focused and other institutional investors to purchase 40,000,000 shares of its common stock in a registered direct offering at a purchase price of $1.25 per share.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the registered direct offering are expected to be $50.0 million before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds for general corporate purposes. The registered direct offering is expected to close on or about January 21, 2021, subject to the satisfaction of customary closing conditions.

The shares of common stock described above are being offered pursuant to a "shelf" registration statement (File No. 333-235297) filed with the Securities and Exchange Commission (SEC) and declared effective on December 20, 2019. Such shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering of the shares of common stock may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (646) 975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics' CGM systems, Eversense® and Eversense® XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. These statements include, without limitation, statements related to our ability to complete the registered direct offering, the gross proceeds from the offering and the use of proceeds. Forward-looking statements relating to expectations about future results or events are based upon information available to Senseonics as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in Senseonics’ most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning Senseonics, or other matters and attributable to Senseonics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Senseonics does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Senseonics Investor Contact

Lynn Lewis or Philip Taylor
Investor Relations
415-937-5406
investors@senseonics.com